Exhibit 99.1

Bentley Systems Announces Fourth Quarter and Full Year 2024 Results and 2025 Financial Outlook
Increases Quarterly Dividend
EXTON, PA – February 26, 2025 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended December 31, 2024 and its financial outlook for 2025.

Fourth Quarter 2024 Results

•Total revenues were $349.8 million, up 12.6% or 13.2% on a constant currency basis, year-over-year;
•Subscriptions revenues were $315.6 million, up 15.8% or 16.4% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) were $1,283.3 million as of December 31, 2024, compared to $1,174.8 million as of December 31, 2023, representing a constant currency ARR growth rate of 12%;
•Last twelve-month recurring revenues dollar-based net retention rate was 110%, compared to 109% for the same period last year;
•Operating income margin was 17.6%, compared to 12.2% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 21.5%, compared to 24.0% for the same period last year;
•Net income per diluted share was $0.16, compared to $0.54 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.21, compared to $0.20 for the same period last year; and
•Cash flows from operations was $81.6 million, compared to $87.1 million for the same period last year.

Full Year 2024 Results

•Total revenues were $1,353.1 million, up 10.1% or 10.3% on a constant currency basis over 2023;
•Subscriptions revenues were $1,223.4 million, up 13.2% or 13.4% on a constant currency basis over 2023;
•Operating income margin was 22.3%, compared to 18.8% for 2023;
•Adjusted OI w/SBC margin was 27.5%, compared to 26.4% for 2023;
•Net income per diluted share was $0.72, compared to $1.00 for 2023;
•Adjusted EPS was $1.07, compared to $0.91 for 2023; and
•Cash flows from operations was $435.3 million, compared to $416.7 million for 2023.

Executive Chair Greg Bentley said, “24Q4 concluded a commendably satisfactory year in which every quarter improved operationally, even net of the persisting declines in Cohesive and China. I congratulate BSY’s management on appreciably surpassing 2024’s internal objectives for new business, while achieving our annual operating margin improvement target.

“Stepping back (in keeping with my new role) upon 24Q4’s occasioning of our fifth yearend as a public company, it is gratifying to benchmark against stockholder priorities the compounding effects of BSY’s consistently sustained growth. Since our 2020 IPO we have set the pace to double over five years— with minimal share dilution— our subscription revenues, operating margin dollars (AOI inclusive of SBC), and FREE cash flow (FCF less SBC). Most importantly, I am confident that our next-generation management team will maintain or improve upon such compounding over the succeeding five years, and beyond.”

CEO Nicholas Cumins said, “Our year-over-year ARR growth on a constant-currency basis was 12% in 24Q4 (12.5% excluding China). The global demand environment remains robust across sectors and geographies, and our users continue to be optimistic about end market conditions. We entered this year well aligned with their priorities and well positioned to continue our strong performance in 2025 and beyond.

“With the recent addition of James Lee as Chief Operating Officer, who has responsibility for commercial programs and growth initiatives such as Bentley Asset Analytics, and the broader scope of Chief Technology Officer Julien Moutte now including product development, we are strongly positioned to capture the many growth opportunities that we have opened up with infrastructure AI, building on our company’s heritage of technology innovation and industry leadership.”

CFO Werner Andre said, “We are pleased with our finish to a solid year of financial performance, delivering resilient ARR growth, our anticipated annual margin expansion, and continued above expectations free cash flow conversion. We also continued to improve the quality of our revenues, now 91% recurring after the year’s 13% growth in subscription revenues, while professional services revenues declined to 6% of total revenues mainly due to a lower volume in Cohesive’s MAXIMO (non-Bentley software) related work.

“Our 2025 outlook is consistent with our 2024 results and our sustained execution and expectation of annual double-digit ARR growth, 100 basis-points expansion of adjusted operating income with SBC margin, and directly efficient free cash flow conversion. Our capital allocation will also stay the course, as we undertake to buy back shares to offset dilution from stock‑based compensation and to annually raise our modest dividend.”

2025 Financial Outlook

The Company is sharing the following financial outlook for the full year 2025:
•Total revenues in the range of $1,461 million to $1,490 million, or $1,481 million to $1,510 million in constant currency;
•Subscriptions revenues growth rate of 10.5% to 12.5% in constant currency;
•Perpetual licenses revenues growth rate approximately flat in constant currency;
•Services revenues growth rate approximately flat in constant currency;
•Constant currency ARR growth rate (business performance, including programmatic acquisitions) of 10.5% to 12.5%;
•Adjusted OI w/SBC margin of approximately 28.5% (representing annual improvement of 100 bps);
•Effective tax rate of approximately 21%;
•Free cash flows in the range of $415 million to $455 million; and
•Capital expenditures of approximately $20 million.

The 2025 outlook information provided above includes non-GAAP financial measures management uses in measuring performance and liquidity. The Company is unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, amortization of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The 2025 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, our results may not fall within the ranges contained in this outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.

Increased Quarterly Cash Dividend

On February 20, 2025, the Company’s Board of Directors increased by one cent the Company’s regular quarterly dividend effective from the first quarter of 2025 and declared a $0.07 per share dividend for the first quarter of 2025. The cash dividend is payable on March 27, 2025 to all stockholders of record of Class A and Class B common stock as of the close of business on March 19, 2025.

Call Details

Bentley Systems will host a live Zoom video webinar on February 26, 2025 at 8:15 a.m. EST to discuss results for its fourth quarter ended December 31, 2024.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_5K_2h7LgRcqAyS8VUbUO2Q#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8-K (Quarterly Earnings Release) furnished to the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Around the world, infrastructure professionals rely on software from Bentley Systems to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Founded in 1984 by engineers for engineers, Bentley is the partner of choice for engineering firms and owner-operators worldwide, with software that spans engineering disciplines, industry sectors, and all phases of the infrastructure lifecycle. Through our digital twin solutions, we help infrastructure professionals unlock the value of their data to transform project delivery and asset performance.

© 2025 Bentley Systems, Incorporated. Bentley, the Bentley logo, and Cohesive are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$64,009	$68,412
Accounts receivable	322,862	302,501
Allowance for doubtful accounts	(8,395)	(8,965)
Prepaid income taxes	13,066	12,812
Prepaid and other current assets	50,531	44,797
Total current assets	442,073	419,557
Property and equipment, net	33,798	40,100
Operating lease right-of-use assets	32,303	38,476
Intangible assets, net	213,959	248,787
Goodwill	2,367,179	2,269,336
Investments	25,764	23,480
Deferred income taxes	198,286	212,831
Other assets	86,445	67,283
Total assets	$3,399,807	$3,319,850
Liabilities and Equity
Current liabilities:
Accounts payable	$16,479	$18,094
Accruals and other current liabilities	536,417	457,348
Deferred revenues	245,729	253,785
Operating lease liabilities	11,656	11,645
Income taxes payable	4,053	9,491
Current portion of long-term debt	—	10,000
Total current liabilities	814,334	760,363
Long-term debt	1,388,088	1,518,403
Deferred compensation plan liabilities	96,684	88,181
Long-term operating lease liabilities	26,894	30,626
Deferred revenues	16,641	15,862
Deferred income taxes	8,612	9,718
Income taxes payable	3,615	7,337
Other liabilities	3,819	5,378
Total liabilities	2,358,687	2,435,868
Equity:
Common stock	3,020	2,963
Additional paid-in capital	1,217,986	1,127,234
Accumulated other comprehensive loss	(104,078)	(84,987)
Accumulated deficit	(75,941)	(161,932)
Total Bentley Systems stockholders’ equity	1,040,987	883,278
Noncontrolling interest	133	704
Total equity	1,041,120	883,982
Total liabilities and equity	$3,399,807	$3,319,850

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Subscriptions	$315,590	$272,468	$1,223,362	$1,080,307
Perpetual licenses	14,312	12,886	45,961	46,038
Subscriptions and licenses	329,902	285,354	1,269,323	1,126,345
Services	19,920	25,287	83,772	102,068
Total revenues	349,822	310,641	1,353,095	1,228,413
Cost of revenues:
Cost of subscriptions and licenses	46,470	45,231	173,340	169,406
Cost of services	21,442	22,566	84,427	96,677
Total cost of revenues	67,912	67,797	257,767	266,083
Gross profit	281,910	242,844	1,095,328	962,330
Operating expense (income):
Research and development	77,099	71,237	281,247	274,619
Selling and marketing	78,722	64,074	255,177	224,336
General and administrative	57,679	51,995	210,374	180,738
Deferred compensation plan	(1,283)	8,817	12,382	13,580
Amortization of purchased intangibles	8,281	8,948	33,998	38,515
Total operating expenses	220,498	205,071	793,178	731,788
Income from operations	61,412	37,773	302,150	230,542
Interest expense, net	(5,755)	(9,170)	(22,044)	(39,793)
Other income (expense), net	8,619	(14,429)	12,949	(7,222)
Income before income taxes	64,276	14,174	293,055	183,527
(Provision) benefit for income taxes	(14,627)	165,348	(58,726)	143,241
Equity in net income of investees, net of tax	90	63	104	19
Net income	49,739	179,585	234,433	326,787
Less: Net income (loss) attributable to noncontrolling interest	(354)	—	(354)	—
Net income attributable to Bentley Systems	$50,093	$179,585	$234,787	$326,787

Net income per share attributable to Bentley Systems stockholders:
Basic	$0.16	$0.57	$0.75	$1.05
Diluted	$0.16	$0.54	$0.72	$1.00
Weighted average shares:
Basic	315,035,554	313,526,604	314,886,615	312,358,823
Diluted	333,874,529	333,418,588	333,774,167	332,503,633

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2024	2023
Cash flows from operating activities:
Net income	$234,433	$326,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and impairment	64,608	71,861
Deferred income taxes	12,571	(198,878)
Stock-based compensation expense	74,417	72,972
Deferred compensation plan	12,382	13,580
Amortization of deferred debt issuance costs	7,338	7,291
Change in fair value of derivative	(10)	5,038
Foreign currency remeasurement gain	(785)	(452)
Other	7,794	21,047
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(32,064)	(5,180)
Prepaid and other assets	(6,006)	4,112
Accounts payable, accruals, and other liabilities	74,953	68,733
Deferred revenues	(1,789)	19,933
Income taxes payable, net of prepaid income taxes	(12,550)	9,852
Net cash provided by operating activities	435,292	416,696
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(14,046)	(25,002)
Acquisitions, net of cash acquired	(130,407)	(26,023)
Purchases of investments	(1,435)	(11,602)
Proceeds from investments	—	2,123
Other	2,621	—
Net cash used in investing activities	(143,267)	(60,504)
Cash flows from financing activities:
Proceeds from credit facilities	517,643	588,154
Payments of credit facilities	(474,356)	(841,723)
Payments of debt issuance costs	(6,184)	—
Repayments of term loan	(190,000)	(5,000)
Payments of contingent and non-contingent consideration	(3,022)	(4,324)
Payments of dividends	(72,115)	(58,756)
Proceeds from stock purchases under employee stock purchase plan	11,228	9,988
Proceeds from exercise of stock options	4,007	11,715
Payments for shares acquired including shares withheld for taxes	(12,504)	(58,937)
Repurchases of Class B common stock under approved program	(64,359)	—
Other	(188)	(191)
Net cash used in financing activities	(289,850)	(359,074)
Effect of exchange rate changes on cash and cash equivalents	(6,578)	(390)
Decrease in cash and cash equivalents	(4,403)	(3,272)
Cash and cash equivalents, beginning of year	68,412	71,684
Cash and cash equivalents, end of year	$64,009	$68,412

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating income	$61,412	$37,773	$302,150	$230,542
Amortization of purchased intangibles	11,520	12,181	46,679	51,219
Deferred compensation plan	(1,283)	8,817	12,382	13,580
Acquisition expenses	3,440	2,588	10,222	17,866
Realignment (income) expenses	(29)	13,270	789	11,470
Adjusted OI w/SBC	75,060	74,629	372,222	324,677
Stock-based compensation expense	16,417	16,563	73,505	71,470
Adjusted operating income	$91,477	$91,192	$445,727	$396,147

Reconciliation of net income attributable to Bentley Systems to Adjusted net income:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income attributable to Bentley Systems	$50,093	$0.16	$179,585	$0.54	$234,787	$0.72	$326,787	$1.00
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	11,520	0.03	12,181	0.04	46,679	0.14	51,219	0.15
Stock-based compensation expense	16,417	0.05	16,563	0.05	73,505	0.22	71,470	0.21
Deferred compensation plan	(1,283)	—	8,817	0.03	12,382	0.04	13,580	0.04
Acquisition expenses	3,440	0.01	2,588	0.01	10,222	0.03	17,866	0.05
Realignment (income) expenses	(29)	—	13,270	0.04	789	—	11,470	0.03
Other (income) expense, net	(8,619)	(0.03)	14,429	0.04	(12,949)	(0.04)	7,222	0.02
Total non-GAAP adjustments, prior to income taxes	21,446	0.06	67,848	0.20	130,628	0.39	172,827	0.52
Income tax effect of non-GAAP adjustments	(2,775)	(0.01)	(12,333)	(0.04)	(14,375)	(0.04)	(31,636)	(0.10)
Tax benefit related to internal restructuring	—	—	(170,784)	(0.51)	—	—	(170,784)	(0.51)
Equity in net income of investees, net of tax	(90)	—	(63)	—	(104)	—	(19)	—
Adjusted net income(2)	$68,674	$0.21	$64,253	$0.20	$350,936	$1.07	$297,175	$0.91

Adjusted diluted weighted average shares	333,874,529		333,418,588		333,774,167		332,503,633

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,717 for the three months ended December 31, 2024 and 2023, and $6,880 and $6,874 for the years ended December 31, 2024 and 2023, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flow from operations	$81,632	$87,053	$435,292	$416,696
Cash interest	5,072	8,019	17,202	37,389
Cash taxes	24,503	13,728	57,526	42,431
Cash deferred compensation plan distributions	—	—	2,436	2,125
Cash acquisition expenses	2,951	1,632	8,522	21,409
Cash realignment costs	162	268	12,768	268
Changes in operating assets and liabilities	(14,351)	(10,232)	(59,069)	(94,726)
Other(1)	(2,089)	(2,383)	(9,309)	(8,803)
Adjusted EBITDA	$97,880	$98,085	$465,368	$416,789

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$349,822	$1,737	$351,559	$310,641	$(28)	$310,613
Subscriptions revenues	$315,590	$1,598	$317,188	$272,468	$65	$272,533

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$1,353,095	$846	$1,353,941	$1,228,413	$(1,042)	$1,227,371
Subscriptions revenues	$1,223,362	$814	$1,224,176	$1,080,307	$(977)	$1,079,330